Exhibit 99.1

BREAD FINANCIAL PROVIDES
PERFORMANCE UPDATE FOR SEPTEMBER 2024

COLUMBUS, Ohio, October 24, 2024 – Bread Financial Holdings, Inc. (NYSE: BFH), a tech-forward financial services company that provides simple, personalized payment, lending and saving solutions, provided a performance update. The following tables present the Company’s net loss rate and delinquency rate for the periods indicated.

	For the month ended September 30, 2024	For the three months ended September 30, 2024
	(dollars in millions)
End-of-period credit card and other loans	$17,933	$17,933
Average credit card and other loans (1)	$17,955	$17,766
Year-over-year change in average credit card and other loans (1)	3%	1%
Net principal losses	$110	$347
Net loss rate (1)	7.4%	7.8%

	As of September 30, 2024	As of September 30, 2023
	(dollars in millions)
30 days + delinquencies – principal	$1,062	$1,038
Period ended credit card and other loans – principal	$16,476	$16,585
Delinquency rate	6.4%	6.3%
__________________________________________________________________________

(1)Beginning in January 2024, we revised the calculation of Average credit card and other loans to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, Average credit card and other loans represent the average balance of the loans at the beginning and end of each month, averaged over the periods indicated. Consequentially, the calculations for Year-over-year change in average credit card and other loans and Net loss rate differ for the periods presented.

Bread Financial Holdings, Inc.
October 24, 2024

About Bread Financial™

Bread Financial® (NYSE: BFH) is a tech-forward financial services company providing simple, personalized payment, lending and saving solutions. The company creates opportunities for its customers and partners through digitally enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Driven by a digital-first approach, data insights and white-label technology, Bread Financial delivers growth for its partners through a comprehensive suite of payment solutions that includes private label and co-brand credit cards and Bread Pay® buy now, pay later products. Bread Financial also offers direct-to-consumer products that give customers more access, choice and freedom through its branded Bread Cashback® American Express® Credit Card, Bread RewardsTM American Express® Credit Card and Bread Savings® products.

Headquartered in Columbus, Ohio, Bread Financial is powered by its approximately 7,000 global associates and is committed to sustainable business practices. To learn more about Bread Financial, visit breadfinancial.com or follow us on Facebook, LinkedIn, X and Instagram.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, higher interest rates, labor market conditions, recessionary pressures or a concern over a prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behavior; global political and public health events and conditions, including ongoing wars and military conflicts and natural disasters; future credit performance, including the level of future delinquency and write-off rates; the loss of, or reduction in demand from, significant brand partners or customers in the highly competitive markets in which we compete; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including the amount of our Allowance for credit losses and our credit risk management models; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives; our level of indebtedness and ability to access financial or capital markets; pending and future federal and state legislation, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; impacts arising from or relating to the transition of our credit card processing services to

Bread Financial Holdings, Inc.
October 24, 2024

third party service providers that we completed in 2022; failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; and any tax or other liability or adverse impacts arising out of or related to the spinoff of our former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. (LVI) and certain of its subsidiaries and subsequent litigation or other disputes. In addition, the Consumer Financial Protection Bureau (CFPB) has issued a final rule that, absent a successful legal challenge, will place significant limits on credit card late fees, which would have a significant impact on our business and results of operations for at least the short term and, depending on the effectiveness of the mitigating actions that we have taken or may in the future take in anticipation of, or in response to, the final rule, may potentially adversely impact us over the long term; we cannot provide any assurance as to the effective date of the rule, the result of any pending or future challenges or other litigation relating to the rule, or our ability to mitigate or offset the impact of the rule on our business and results of operations. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Contact:	Investors/Analysts
Brian Vereb
Brian.Vereb@BreadFinancial.com

Susan Haugen
Susan.Haugen@BreadFinancial.com

Media
Rachel Stultz
Rachel.Stultz@BreadFinancial.com
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